Exhibit 99.1

    Option Care Announces Fourth Quarter and Year-End 2005 Results

    BUFFALO GROVE, Ill.--(BUSINESS WIRE)--Feb. 21, 2006--Option Care, Inc. (Nasdaq:OPTN):

    --  Q4 Record Revenues of $144 Million

    --  Earnings Per Share of $0.20 Including Gain Related to
        Franchise Acquisition

    -- Announces Acquisition of Fort Myers, Florida and Kansas City, Missouri Franchises

    Option Care, Inc. (Nasdaq:OPTN) today reported results for the quarter and year ended December 31, 2005. Revenues were $144 million for the fourth quarter, a 28% increase compared to revenues of $113 million for the fourth quarter of 2004. Home infusion and specialty pharmacy services increased 37% and 18% respectively compared to the prior year period. Net income increased 26% for the fourth quarter to $6.7 million compared to $5.3 million for the fourth quarter of 2004. Diluted earnings per share were $0.20 for the quarter ended December 31, 2005, compared to $0.16 for the comparable period last year.
    Included in our fourth quarter earnings is a net $0.02 gain detailed as follows: a $3 million or $0.05 per diluted share gain related to our Fort Myers, Florida franchise agreement resulting from our acquisition of the franchise. This gain was offset by $2 million or ($0.03) per diluted share of expenses primarily associated with transition costs of our acquired home health agency in Portland Oregon, professional fees associated with tax restructuring initiatives and acquisitions not completed and the impact of business interruption in our Miramar, Florida facility due to Hurricane Wilma.
    For the twelve months ended December 31, 2005, revenue increased 22% to $506 million. Net income was $22.7 million, or $0.67 per diluted share, a 20% increase from the $18.9 million, or $0.58 per diluted share, in 2004.
    Consistent with the company's dividend policy, the Board of Directors declared a dividend of $0.02 per share for the fourth quarter of 2005. The dividend is payable on March 24, 2006 to shareholders of record as of March 10, 2006.

    The following summarizes the significant accomplishments for 2005:

    1. Completed eight acquisitions comprised of five franchises and three independents

    2. Formed two hospital joint-ventures

    3. On track for four start-ups

    4. Started our first stand alone ambulatory treatment center

    Raj Rai, Option Care's chief executive officer commented, "We are pleased with our fourth quarter results. Revenues exceeded our expectations due to a strong surge in Synagis(R) sales which increased almost 70%. In addition, consistent with our strategic plan we acquired our franchises in Kansas City, Missouri and Fort Myers, Florida."
    Rai further added, "In summarizing 2005, while we were impacted with significantly higher IVIG costs, I am pleased that our sales and acquisition initiatives were able to offset the impact and grow our business more then 20%. We plan to focus on similar initiatives in 2006 and expect revenues to range from $580 million to $610 million and earnings per diluted share range from $0.70 to $0.76. The earnings estimates are prior to the implementation of stock option expensing as required by FAS No. 123R which is expected to be ($0.05) per share for 2006."
    Paul Mastrapa, chief financial officer, stated, "During the fourth quarter, our same store growth was 9% for both specialty pharmacy services and infusion and related healthcare services. Our organic growth continues to be generated from a wide range of therapies in our portfolio. We are also pleased with our results from two hospital joint ventures launched during the fourth quarter. While Option Care has management agreements in place to guide the operations of these ventures, the 50/50 ownership requires us to account for them under the equity method with our share of the profitability included in other income and the overall financial results not consolidated into our financial statements."
    Mastrapa continued, "Overall gross profit for the fourth quarter increased to 29.7% compared to 27.8% for the prior year quarter. This increase is due to the franchise gain as well as the higher mix of infusion services which increased to 39.5% of revenues as compared to 36.8% for the fourth quarter of last year primarily as a result of the acquisitions completed during 2005. Within our service lines, infusion services gross profit slightly increased to 43.9% for the fourth quarter compared to 43.5% for the prior year. Specialty pharmacy services gross profit declined to 14.5% for the fourth quarter compared to 15.8% for the quarter ended December 31, 2005. This decline in specialty gross profit is primarily due to a combination of reduced margins for IVIG therapy and a higher mix of Synagis(R) which has a lower margin then the composite margin, offset by a favorable mix towards higher margin specialty therapies resulting from our 2005 acquisitions."
    Mastrapa concluded, "Selling, general and administrative expenses increased to 19.4% of revenues compared to 17.8% in the prior year quarter as a result of the shift in mix towards our infusion services which requires greater infrastructure as well as corporate investments to effectively support our strategic initiatives. Our balance sheet remains very strong. We have utilized $55 million during 2005 to fund acquisition activities and ended the fourth quarter with $49 million of cash and short term investments to fund future growth. Operating cash flow for the quarter was ($3.0) million due to the working capital requirements associated with the start of the Synagis(R) season and the acquisition of our Las Vegas franchise. Finally, days sales outstanding were 59 days at the end of the fourth quarter, an increase of 4 days from December 31, 2004. The increase in days sales outstanding is primarily due to the shift in revenues towards infusion which averages a longer collection cycle."

    Fourth Quarter Conference Call

    The Company will be hosting a conference call today, Tuesday, February 21, to review the financial results for the fourth quarter. Investors and other interested parties may access the call at 10:00 a.m. Eastern Time by dialing in at (866) 713-8567, participant passcode 59714770.
    The call will be broadcast live as well as replayed through the internet. The webcast can be accessed through a link at www.optioncare.com. For those who cannot listen to the live broadcast, a replay will be available two hours after the call concludes at (888) 286-8010, passcode 86323314. The playback will be available until midnight on February 26, 2006.
    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

    About Option Care

    For more than 25 years, Option Care, Inc. has made patients' lives easier with a full range of healthcare services outside the hospital setting, working with more than 400 payor organizations representing more than 75 million Americans. With the largest home infusion and specialty pharmacy footprint in the industry, Option Care offers treatment nationwide to patients in their homes, physician offices or other alternate sites, including ambulatory treatment centers. Services are provided by highly skilled, clinical professionals from 113 pharmacy locations.

    Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as "anticipates," "expects," "believes" and other words having a similar meaning. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to, uncertainties affecting our businesses and our franchisees relating to acquisitions and divestitures (including continuing obligations with respect to completed transactions), sales and renewals of franchises, government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services), general economic conditions (including economic conditions affecting the healthcare industry in particular), the pricing and availability of equipment and services, technological developments and changes in the competitive environment in which we operate. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

    Further Information on Option Care Can Be Found at:
www.optioncare.com

    (Financial tables follow)


                       OPTION CARE, INCORPORATED
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share data)


                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                               ------------------- -------------------
                                  2005      2004      2005      2004
                               ------------------- -------------------
Revenue:
  Specialty pharmacy services   $81,148   $68,606  $290,884  $249,697
  Infusion and related
   healthcare services           56,963    41,501   198,679   153,302
  Other                           6,114     2,572    16,801    11,431
                               --------- --------- --------- ---------
  Total revenue                 144,225   112,679   506,364   414,430

Cost of revenue:
  Cost of goods sold             85,285    69,655   304,407   251,613
  Cost of services provided      16,127    11,672    54,396    43,802
                               --------- --------- --------- ---------
Total cost of revenue           101,412    81,327   358,803   295,415

Gross profit                     42,813    31,352   147,561   119,015

Selling, general and
  Administrative expenses        27,986    20,106    97,725    78,342
Provision for doubtful
 accounts                         2,976     1,993     9,703     6,615
Depreciation and amortization     1,029       836     3,697     2,810
                               --------- --------- --------- ---------

   Total operating expenses      31,991    22,935   111,125    87,767

Operating income                 10,822     8,417    36,436    31,248

Interest income (expense), net      139       (18)      397        71
Other expense, net                 (228)      (74)     (248)     (307)
                               --------- --------- --------- ---------

Income before income taxes       10,733     8,325    36,585    31,012
Income tax provision              4,059     3,010    13,857    12,081
                               --------- --------- --------- ---------

Net income                       $6,674    $5,315   $22,728   $18,931
                               ========= ========= ========= =========

Net income per share:
   Basic                          $0.20     $0.17     $0.70     $0.59
                               ========= ========= ========= =========
   Diluted
                                  $0.20     $0.16     $0.67     $0.58
                               ========= ========= ========= =========

Shares used in computing net
 income per common share:
   Basic                         32,939    31,988    32,590    31,938
   Diluted                       34,200    32,903    34,157    32,738

Dividends per share             $0.0167   $0.0133   $0.0700   $0.0400
                               ========= ========= ========= =========



                       OPTION CARE, INCORPORATED
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------
Assets
Current Assets:
  Cash and cash equivalents                       $7,816      $19,816
  Short-term investments                          41,042       75,370
  Accounts receivable, net                        95,297       69,930
  Inventory                                       15,490       13,191
  Other current assets                            12,798        8,557
                                             ------------ ------------
Total current assets                             172,443      186,864

Equipment and other fixed assets, net             18,905       13,709
Goodwill, net                                    112,220       65,356
Other assets                                      10,110        3,918
                                             ------------ ------------
Total assets                                    $313,678     $269,847
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Trade accounts payable                         $29,958      $21,819
  Current portion of long-term debt                   48           19
  Other current liabilities                        9,743        6,573
                                             ------------ ------------
Total current liabilities                         39,749       28,411

Long-term debt, excluding current portion         86,306       86,306
Other liabilities                                 10,342        8,567
                                             ------------ ------------
Total liabilities                                136,397      123,284

Total stockholders' equity                       177,281      146,563
                                             ------------ ------------

Total liabilities and stockholders' equity      $313,678     $269,847
                                             ============ ============



                       OPTION CARE, INCORPORATED
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (in thousands)


                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                               ------------------- -------------------
                                  2005      2004      2005      2004
                               ------------------- -------------------
Cash flows from operating
 activities:
   Net Income                    $6,674    $5,315   $22,728   $18,931

   Non-cash expenses              5,105     4,758    17,683    14,641
   Changes in assets and
    liabilities:
     Accounts receivable        (24,246)   (8,995)  (32,696)  (12,741)
     Other assets and
      liabilities                 9,424      (439)    7,132       (72)
                               --------- --------- --------- ---------

Net cash provided by (used in)
 operating activities            (3,043)      639    14,847    20,759

Cash flows from investing
 activities:
   Sales of short-term
    investments, net of
    purchases                    12,602   (75,370)   34,328   (75,370)
   Payments for acquisitions     (8,188)     (944)  (54,555)   (4,074)
   Net purchases of equipment
    and other                    (3,719)   (1,276)  (10,813)   (5,423)
                               --------- --------- --------- ---------

Net cash provided by (used in)
 investing activities               695   (77,590)  (31,040)  (84,867)

Cash flows from financing
 activities:
   Proceeds from issuance of
    stock                           724       827     6,784     3,915
   Payment of cash dividends       (656)     (429)   (2,384)   (1,284)
   Other financing activities       (11)   78,669      (207)   77,332
                               --------- --------- --------- ---------

Net cash provided by financing
 activities                          57    79,067     4,193    79,963

Net increase (decrease) in
 cash and cash equivalents       (2,291)    2,116   (12,000)   15,855

Cash and cash equivalents,
 beginning of period             10,107    17,700    19,816     3,961
                               --------- --------- --------- ---------

Cash and cash equivalents, end
 of period                       $7,816   $19,816    $7,816   $19,816
                               ========= ========= ========= =========




    CONTACT: Option Care, Inc.
             Paul Mastrapa, 847-229-7773